UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 17, 2018

BECTON, DICKINSON AND COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-4802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)

(201) 847-6800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act          ☐

Item 8.01 Other Events.

Euro-denominated Notes Offering

On May 17, 2018, Becton, Dickinson and Company (“BD”) entered into an underwriting agreement (the “Euro Underwriting Agreement”) with Barclays Bank PLC and the several other underwriters named in Schedule I thereto, (collectively, the “Euro Underwriters”) in connection with the offer and sale by BD to the Euro Underwriters (the “Euro Offering”) of €300,000,000 aggregate principal amount of 1.401% Notes due 2023. BD expects that the Euro Offering will be completed on or about May 24, 2018, subject to customary closing conditions.

The foregoing description of the Euro Underwriting Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Euro Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Sterling-denominated Notes Offering

On May 17, 2018, BD entered into an underwriting agreement (the “Sterling Underwriting Agreement”) with Barclays Bank PLC and the several other underwriters named in Schedule I thereto (collectively, the “Sterling Underwriters”) in connection with the offer and sale by BD to the Sterling Underwriters (the “Sterling Offering”) of £250,000,000 aggregate principal amount of 3.02% Notes due 2025. BD expects that the Sterling Offering will be completed on or about May 24, 2018, subject to customary closing conditions.

The foregoing description of the Sterling Underwriting Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Sterling Underwriting Agreement, which is filed as Exhibit 1.2 hereto and incorporated herein by reference.

BD expects to use the net proceeds from the Euro Offering and the Sterling Offering, together with cash on hand, to redeem all of the outstanding 4.400% Notes due 2021 issued by BD, 4.400% Notes due 2021 issued by C. R. Bard Inc., a New Jersey corporation and wholly-owned subsidiary of BD (“Bard”), 3.000% Notes due 2026 issued by BD and 3.000% Notes due 2026 issued by Bard and to use any remaining proceeds to repay an aggregate of $130 million principal amount outstanding under BD’s three-year term loan facility incurred in connection with financing BD’s acquisition of Bard and/or BD’s revolving credit facility, and in each case to pay accrued interest, related premiums, fees and expenses in connection therewith.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

1.1	Underwriting Agreement, dated May 17, 2018, by and among Becton, Dickinson and Company, Barclays Bank PLC and the several other underwriters named in Schedule I thereto.
1.2	Underwriting Agreement, dated May 17, 2018, by and among Becton, Dickinson and Company, Barclays Bank PLC and the several other underwriters named in Schedule I thereto.

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 17, 2018, by and among Becton, Dickinson and Company, Barclays Bank PLC and the several other underwriters named in Schedule I thereto.
1.2	Underwriting Agreement, dated May 17, 2018, by and among Becton, Dickinson and Company, Barclays Bank PLC and the several other underwriters named in Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President, Corporate Secretary and Associate General Counsel

Date: May 18, 2018